EXHIBIT 32.1

CERTIFICATION(1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Bruce C. Cozadd, Chairman and Chief Executive Officer of Jazz Pharmaceuticals Public Limited Company (formerly known as Azur Pharma Public Company Limited) (the “Company”), and Kathryn E. Falberg, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed by the Company and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 28th of February 2012.

/s/ BRUCE C. COZADD
Bruce C. Cozadd
Chairman and Chief Executive Officer

/s/ Kathryn E. Falberg
Kathryn E. Falberg
Senior Vice President and Chief Financial Officer

(1)	This certification accompanies the Annual Report on Form 10-K to which it relates, are not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Jazz Pharmaceuticals Public Limited Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Jazz Pharmaceuticals Public Limited Company and will be retained by Jazz Pharmaceuticals Public Limited Company and furnished to the Securities and Exchange Commission or its staff upon request.